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         Exhibit 99.1

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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                    REALM PRODUCTION AND ENTERTAINMENT, INC.

Pursuant to the provisions of section 607.1006, Florida Statutes, Realm Production and Entertainment, Inc. (a Florida profit corporation) adopts the following articles of amendment to its articles of incorporation:

                                                                 FILED
                                                         99 OCT   27   AM 9:48
 FIRST: Amendments adopted:                               SECRETARY OF STATE
                                                         TALLAHASSEE, FLORIDA

              A.  Article I is amended to read in its entirety as follows:

         ARTICLE I
         CORPORATE NAME
         --------------

                  The name of this Corporation is tvtravel.com, Inc.


              B. Article II is amended to read in its entirety as follows:

         ARTICLE II
         PRINCIPAL OFFICE AND MAILING ADDRESS
         ------------------------------------

                  The principal office and mailing address of this Corporation is as follows:

                           428 West Sixth Avenue
                           Vancouver, BC V5Y1L2

         SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

              N/A

         THIRD: The date of each amendment's adoption: October 26, 1999.

         FOURTH: Adoption of Amendment(s) (CHECK ONE)

              |X| The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

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              |_| The amendment(s) was/were approved by the shareholders though voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                        "The number of votes cast for the amendment(s) was/were
                         sufficient for approval by _______________________."
                                                         voting group

              |_| The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

              |_| The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

              Signed this 26th day of October, 1999.

         Signature /s/ Steven Adelstein
                   ------------------------------------------------------------
                  (By the Chairman or Vice Chairman of the Board of Directors,
                   President or other officer if adopted by the shareholders)

                                       OR

                   (By a director if adopted by the directors)

                                       OR

               (By an incorporator if adopted by the incoporators)


                                Steven Adelstein
                     --------------------------------------
                              Typed or printed name

                           President and Sole Director
                     --------------------------------------
                                      Title